Exhibit 99.1

Safe Harbor Financial Reports Financial Results for Second Quarter and Six Months Ended June 30, 2024

—Net Income increased to $0.9 million in the second quarter of 2024

—Loan Interest Income increased 203.6% year-over-year

—Excluding impairment expense in 2023, Operating Expenses decreased 34.5% versus 2023

—Cash and cash equivalents increased 25% to $6.1 million

GOLDEN, Colo., August 14, 2024 — SHF Holdings, Inc., d/b/a/ Safe Harbor Financial (“Safe Harbor” or the “Company”) (NASDAQ: SHFS), a leader in facilitating financial services and credit facilities to the regulated cannabis industry, announced today its financial results for the second quarter and six months ended June 30, 2024.

Second Quarter 2024 Financial and Operational Summary

●	Net Income increased to approximately $0.9 million, compared to a net loss of approximately $17.6 million in the same period of 2023;
●	Revenue was approximately $4.0 million, compared to approximately $4.6 million for the second quarter of 2023;
●	Operating Expenses decreased to $3.7 million, compared to $22.5 million in the second quarter of 2023;
●	Adjusted EBITDA(1) increased 14.5% to approximately $0.97 million, compared to approximately $850,000 for the second quarter of 2023(1).

Six-month 2024 Financial & Operational Summary

●	Net Income increased to approximately $3.0 million, compared to a net loss of approximately $19.0 million in the first half of 2023;
●	Revenue was approximately $8.1 million, compared to approximately $8.8 million for the first half of 2023;
●	Operating Expenses decreased to approximately $7.5 million, compared to approximately $28.3 million in the first half of 2023;
●	Adjusted EBITDA(1) increased 63.5% to approximately $2.06 million, compared to approximately $1.26 million for the first half of 2023(1).

(1) Adjusted EBITDA is a non-GAAP financial metric. A reconciliation of non-GAAP to GAAP measures is included below in this earnings release.

“During the quarter, we experienced strength across our business, as well as operated more efficiently, both of which contributed meaningfully to our strong results,” said Sundie Seefried, Chief Executive Officer of Safe Harbor Financial. “A major contributor to our favorable results was our lending platform, which posted record quarterly loan income of approximately $1.8 million in the second quarter of 2024, an increase of over 203% year-over year. This improvement helped to drive our gross margins substantially higher as we focused on shifting to higher margin products, which in addition to streamlining the business, improved improve our bottom-line.”

“During the second quarter we launched our Small Business Line of Credit Program, exemplifying our commitment to supporting the capital requirements of the cannabis industry, addressing the growing demand from small and mid-sized cannabis businesses, and diversifying our income sources. We also recently recouped the entire principal from a $3.1 million defaulted loan, further demonstrating the strength of our underwriting process. The money collected from this loan also increased our lending capacity, allowing Safe Harbor to more effectively meet client credit needs,” added Seefried.

Second Quarter 2024 Operational Highlights

●	On April 15, 2024, the Company appointed CEO Sundie Seefried to the Board of Directors.
●	On June 5, 2024, Safe Harbor announced a new small business line of credit program with the origination of three new lines of credit.

Subsequent Operational Highlights

●	On July 9, 2024, the Company announced it successfully exited a $3.1 million loan in default, collecting 100% of principal, as well as over $200,000 in accrued interest.
●	On July 25, 2024, Safe Harbor announced it was teaming up with BIPOCann to empower minority-owned cannabis businesses.

Second Quarter 2024 Financial Results

For the second quarter ended June 30, 2024, total revenue was $4.0 million, compared to $4.6 million in the prior year period. The decrease in revenue was due to a reduction in deposit activity and onboarding income and was primarily attributable to the decrease in the number of accounts related to the Abaca acquisition. For the three months ended June 30, 2024, PCCU accounted for $1,206,922 of the revenue generated from deposits, activities, and client onboarding, compared with $1,385,845 during the same period last year. In Q2 2024, the Company recognized $121,108 in account hosting expenses, in accordance with the Commercial Alliance Agreement, compared with account hosting expenses of $60,833 for Q2 2023.

Operating expenses for the second quarter 2024 decreased to $3.7 million, compared to $22.5 million in the prior year period, which was comprised of the following:

●	Compensation and employee benefits decreased in the three months ended June 30, 2024, compared to compared to Q2 2023 due to a reduction in stock-based compensation and a decrease in the headcount.
●	Rent expenses decreased in the second quarter of 2024 compared to the second quarter of 2023 due to reduction in the number of lease properties.
●	Provision for credit losses decreased in the three months ended June 30, 2024 to a benefit for this expense item compared to and expense in the three months ended June 30, 2023 due to a decrease in the loan loss rate.
●	For the quarter ended June 30, 2024, general and administrative expenses decreased across various categories including: i) approximately $345,271 in investment hosting fees due to a reduction in investment income, and (ii) approximately $206,560 in amortization and depreciation due to the reduction in the gross value of intangible assets from impairment recorded in 2023.
●	The Company incurred significant impairment charges to goodwill and long-lived intangible assets in the second quarter of 2023. Removing these one-time, non-cash expenses, operating expenses for the comparable prior year quarter were $5.6 million.

Second quarter 2024 net income was approximately $0.9 million, compared to a net loss of $17.6 million in the prior year period. The improvement in net income in Q2 2024 was the result of lower expenses across the Company and the greater number of performing loans at better interest rates than the previous period.

First Six Months 2024 Financial Results

For the six-months ended June 30, 2024, total revenue decreased to $8.1 million, compared to approximately $8.8 million in the prior year period. The decrease in revenue for the first six months of 2024 was due to a reduction in deposit activity and onboarding income and was primarily attributable to the decrease in the number of accounts related to the Abaca acquisition. For the six months ended June 30, 2024, PCCU accounted for $2,424,598 of the revenue generated from deposits, activities, and client onboarding. Related to this revenue, the Company recognized $277,721 in account hosting expenses, in accordance with the Commercial Alliance Agreement. For the six months ended June 30, 2023, PCCU contributed $2,763,684 to the revenue from similar sources, with account hosting expenses amounting to $116,258 as per the Loan Servicing Agreement provisions.

First six-months of 2024 operating expenses decreased to $7.5 million, compared to $28.3 million in the prior year period, which was comprised of the following:

●	Compensation and employee benefits decreased in the six-month period ended June 30, 2024 compared to the six month period ended June 30, 2023 on account of stock-based compensation and also the decrease in the headcount.
●	Rent expenses decreased in the six months ended June 30, 2024, compared to the six months ended June 30, 2023, due to reduction in the number of lease properties.
●	(Benefit)/ Provision for credit losses decreased in the six months ended June 30, 2024, compared to the six months ended June 30, 2023, due to a decrease in the estimated loss rate.
●	For the six months of 2024, general and administrative expenses decreased across various categories including: i) approximately $632,675 in investment hosting fees due to a reduction in investment income and ii) approximately $407,165 in amortization and depreciation due to the reduction in the gross value of intangible assets from impairment recorded in 2023.

Net income for the first six-months of 2024 was approximately $3.0 million, compared to a net loss of approximately $19.0 million in the prior year period. The driver of the net income produced in the first six months of 2024 was due to lower expenses across the Company and the greater number of performing loans at better interest rates than the previous period.

As of June 30, 2024, the Company had cash and cash equivalents of $6.1 million, compared to $4.9 million at December 31, 2023.

For more information on the Company’s second quarter 2024 financial results, please refer to our Form 10-Q for the quarter ended June 30, 2024 filed with the U.S. Securities & Exchange Commission (the “SEC”) and accessible at www.sec.gov.

SHF Holdings, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2024 (Unaudited)	December 31, 2023

ASSETS
Current Assets:
Cash and cash equivalents	$6,111,982	$4,888,769
Accounts receivable – trade	302,749	121,875
Accounts receivable – related party	1,003,251	2,095,320
Prepaid expenses – current portion	378,102	546,437
Accrued interest receivable	23,250	13,780
Short-term loans receivable, net	12,853	12,391
Other current assets	-	82,657
Total Current Assets	$7,832,187	$7,761,229
Long-term loans receivable, net	376,809	381,463
Property, plant and equipment, net	7,430	84,220
Operating lease right to use assets	781,693	859,861
Goodwill	6,058,000	6,058,000
Intangible assets, net	3,408,036	3,721,745
Deferred tax asset	43,793,536	43,829,019
Prepaid expenses – long term position	487,500	562,500
Forward purchase receivable	4,584,221	4,584,221
Security deposit	19,102	18,651
Total Assets	$67,348,514	$67,860,909
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$154,445	$217,392
Accounts payable-related party	103,258	577,315
Accrued expenses	949,686	1,008,987
Contract liabilities	66,795	21,922
Lease liabilities – current	153,357	132,546
Senior secured promissory note – current portion	3,072,871	3,006,991
Deferred consideration – current portion	2,952,722	2,889,792
Other current liabilities	77,315	41,639
Total Current Liabilities	$7,530,449	$7,896,584
Warrant liabilities	1,822,356	4,164,129
Deferred consideration – long term portion	351,000	810,000
Forward purchase derivative liability	7,309,580	7,309,580
Senior secured promissory note—long term portion	9,450,788	11,004,175
Net deferred indemnified loan origination fees	410,035	63,275
Lease liabilities – long term	795,062	875,447
Indemnity liability	1,218,263	1,382,408
Total Liabilities	$28,887,533	$33,505,598
Commitment and Contingencies (Note 13)
Stockholders’ Equity
Convertible preferred stock, $.0001 par value, 1,250,000 shares authorized, 111 and 1,101 shares issued and outstanding on June 30, 2024, and December 31, 2023, respectively	-	-
Class A common stock, $.0001 par value, 130,000,000 shares authorized, 55,431,001 and 54,563,372 issued and outstanding on June 30, 2024, and December 31, 2023, respectively	5,545	5,458
Additional paid in capital	107,900,303	105,919,674
Retained deficit	(69,444,867)	(71,569,821)
Total Stockholders’ Equity	$38,460,981	$34,355,311
Total Liabilities and Stockholders’ Equity	$67,348,514	$67,860,909

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

SHF Holdings, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2024	2023	2024	2023

Revenue	$4,037,535	$4,572,508	$8,088,334	$8,752,887

Operating Expenses
Compensation and employee benefits	$2,264,931	$2,540,331	$4,544,969	$6,199,851
General and administrative expenses	1,001,764	1,852,589	1,985,984	3,391,463
Impairment of goodwill	-	13,208,276	-	13,208,276
Impairment of finite-lived intangible assets	-	3,680,463	-	3,680,463
Professional services	503,727	620,735	964,677	1,069,981
Rent expense	64,198	71,001	133,635	158,743
Provision (benefit) for credit losses	(97,248)	511,880	(166,035)	578,546
Total operating expenses	$3,737,372	$22,485,275	$7,463,230	$28,287,323
Operating income/ (loss)	$300,163	$(17,912,767)	$625,104	$(19,534,436)
Other income /(expenses)
Change in the fair value of deferred consideration	211,535	(193,065)	396,070	(384,008)
Interest expense	(168,830)	(160,671)	(323,002)	(803,931)
Change in fair value of warrant liabilities	1,086,286	9,789	2,341,773	442,937
Total other income/ (expenses)	$1,128,991	$(343,947)	$2,414,841	$(745,002)
Net income/ (loss) before income tax	1,429,154	(18,256,714)	3,039,945	(20,279,438)
Income tax benefit/ (expense), net	(487,627)	652,147	(48,742)	1,261,424
Net income/ (loss)	$941,527	$(17,604,567)	$2,991,203	$(19,018,014)
Weighted average shares outstanding, basic	55,431,001	43,859,305	55,321,711	34,815,264
Basic net income/ (loss) per share	$0.02	$(0.40)	$0.05	$(0.55)
Weighted average shares outstanding, diluted	56,485,467	43,859,305	56,376,177	34,815,264
Diluted income / (loss) per share	$0.02	$(0.40)	$0.05	$(0.55)

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

SHF Holdings, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Unaudited)

FOR THE THREE MONTHS ENDED JUNE 30, 2024

	Preferred Stock		Class A Common Stock		Additional Paid-in	Retained	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, March 31, 2024	111	$-	55,431,001	$5,545	$107,348,166	$(70,386,394)	$36,967,317
Conversion of PIPE shares	-	-	-	-	-	-	-
Restricted stock units (net of tax)	-	-	-	-	35,478	-	35,478
Stock compensation cost	-	-	-	-	516,659	-	516,659
Net Income	-	-	-	-	-	941,527	941,527
Balance, June 30, 2024	111	-	55,431,001	$5,545	$107,900,303	$(69,444,867)	$38,460,981

FOR THE THREE MONTHS ENDED JUNE 30, 2023

	Preferred Stock			Class A Common Stock		Additional Paid-in	Retained	Total Shareholders’
	Shares	Amount		Shares	Amount	Capital	Deficit	Equity
Balance, March 31, 2023	10,896		$1	40,288,817	$4,029	$90,687,265	$(46,695,249)	$43,996,046
Conversion of PIPE shares	(6,675)		(1)	5,340,000	534	6,277,642	(6,278,174)	-
Stock option conversion	-		-	-	-	605,953	-	605,953
Restricted stock units	-		-	636,500	64	352,244	-	352,308
Net loss	-		-	-	-	-	(17,604,567)	(17,604,567)
Balance, June 30, 2023	4,221	$		46,265,317	$4,627	$97,923,103	$(70,577,990)	$27,349,740

SHF Holdings, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Unaudited)

FOR THE SIX MONTHS ENDED JUNE 30, 2024

	Preferred Stock		Class A Common Stock		Additional Paid-in	Retained	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, December 31, 2023	1,101	$-	54,563,372	$5,458	$105,919,674	$(71,569,821)	$34,355,311
Conversion of PIPE shares	(990)	-	792,000	79	866,170	(866,249)	-
Restricted stock units (net of tax)	-	-	75,629	8	21,153	-	21,161
Stock compensation cost	-	-	-	-	1,093,306	-	1,093,306
Net Income	-	-	-	-	-	2,991,203	2,991,203
Balance, June 30, 2024	111	-	55,431,001	5,545	107,900,303	(69,444,867)	38,460,981

FOR THE SIX MONTHS ENDED JUNE 30, 2023

	Preferred Stock		Class A Common Stock		Additional Paid-in	Retained	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, December 31, 2022	14,616	$1	23,732,889	$2,374	$44,806,031	$(39,695,281)	$5,113,125
Cumulative effect from adoption of CECL	-	-	-	-	-	(581,321)	(581,321)
Conversion of PIPE shares	(10,395)	(1)	10,066,200	1,006	11,282,369	(11,283,374)	-
Stock option conversion	-	-	-	-	1,319,204	-	1,319,204
Restricted stock units	-	-	1,266,228	127	1,209,711	-	1,209,838
Reversal of deferred underwriting cost	-	-	-	-	900,500	-	900,500
Issuance of shares to PCCU (net of tax)	-	-	11,200,000	1,120	38,405,288	-	38,406,408
Net loss	-	-	-	-	-	(19,018,014)	(19,018,014)
Balance, June 30, 2023	4,221	$-	46,265,317	$4,627	$97,923,103	$(70,577,990)	$27,349,740

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

SHF Holdings, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the six months ended June 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income/ (loss)	$2,991,203	$(19,018,014)
Adjustments to reconcile net income/ (loss) to net cash provided by/ (used in) operating activities:
Depreciation and amortization expense	390,499	797,664
Stock compensation expense (net of RSU tax adjustment)	1,114,467	2,529,042
Amortization of net deferred indemnified loan origination fees	(55,842)	(27,923)
Interest expense	-	803,931
(Benefit)/ provision for credit losses	(166,035)	578,546
Lease expense	18,594	107,943
Impairment of goodwill	-	13,208,276
Impairment of finite-lived intangible assets	-	3,680,463
Deferred tax expense/(benefit), net	45,953	(1,261,424)
Change in the fair value of deferred consideration	(396,070)	384,008
Change in fair value of warrant	(2,341,773)	(442,937)
Changes in operating assets and liabilities:
Accounts receivable – trade	(180,874)	(113,122)
Accounts receivable – related party	1,092,069	89,372
Contract assets	-	19,190
Prepaid expenses	243,335	78,045
Accrued interest receivable	(9,469)	3,036
Deferred underwriting payable	-	(550,000)
Other current assets	82,657	150,817
Other current liabilities	25,203	-
Accounts payable	(62,950)	(1,597,740)
Accounts payable – related party	(474,057)	(6,342)
Accrued expenses	(59,296)	(440,503)
Contract liabilities	44,873	59,386
Net deferred indemnified loan origination fees	402,601	8,500
Security deposit	(451)	(5,000)
Net cash provided by (used in) operating activities	2,704,637	(964,786)
CASH FLOWS PROVIDED BY INVESTING ACTIVITIES:
Purchase of property and equipment	-	(208,434)
Net repayment of loans	6,083	1,022,120
Net cash provided by investing activities	6,083	813,686
CASH FLOWS USED IN FINANCING ACTIVITIES:
Repayment of senior secured promissory note	(1,487,507)	-
Net cash used in financing activities	(1,487,507)	-

Net increase in cash and cash equivalents	1,223,213	(151,100)
Cash and cash equivalents – beginning of period	4,888,769	8,390,195
Cash and cash equivalents – end of period	$6,111,982	$8,239,095
Supplemental disclosure of cash flow information
Interest paid	$325,327	$104,678
Non-Cash transactions:
Shares issued for the settlement of PCCU debt obligation	$-	$38,406,408
Cumulative effect from adoption of CECL	-	581,321
Reversal of deferred underwriting cost	-	900,500

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

Reconciliation of Net income (loss) to non-GAAP EBITDA and Adjusted EBITDA

(Unaudited)

Safe Harbor Financial discloses EBITDA and Adjusted EBITDA, both of which are non-GAAP financial measures and are calculated as net income before taxes and depreciation and amortization expense in the case of EBITDA and further adjusted to exclude non-cash, unusual and/or infrequent costs in the case of Adjusted EBITDA. Management of the Company uses this information in evaluating period over period performance because it believes that EBITDA and Adjusted EBITDA present important metrics regarding the Company’s ongoing operating performance. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

A reconciliation of net income to non-GAAP EBITDA and Adjusted EBITDA is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net (loss)/income	$941,527	$(17,604,567)	$2,991,203	$(19,018,014)
Interest expense	168,830	160,671	323,002	803,931
Depreciation and amortization	194,790	401,350	390,499	797,664
Taxes	487,627	(652,147)	48,742	(1,261,424)
EBITDA	$1,792,774	$(17,694,693)	$3,753,446	$(18,677,843)

Other adjustments –
(Benefit)/ Provision for credit losses	(97,248)	511,880	(166,035)	578,546
Change in the fair value of warrants	(1,086,286)	(9,789)	(2,341,773)	(442,937)
Change in the fair value of deferred consideration	(211,535)	193,065	(396,070)	384,008
Stock based compensation	552,137	958,260	1,164,261	2,529,042
Impairment of goodwill and finite-lived intangible assets	-	16,888,739	-	16,888,739
Loan origination fees and costs	23,800	2,922	47,173	747
Adjusted EBITDA	$973,642	$850,384	$2,061,002	$1,260,302

For the period six months and three months ended June 30, 2024, our EBITDA income improved primarily as a result of decrease in General and Administrative expenses. This reduction was driven by lower investment hosting fees, decreased amortization and depreciation expenses, and reduced business insurance costs. Additionally, there were decreases in compensation, employee benefits, marketing expenses, and other insurance costs. These factors contributing to our financial performance are further discussed in the “Discussion of our Results of Operations” section below. Other adjustments include estimated future credit losses not yet realized, including amounts indemnified to PCCU for loans funded by them. The Company has entered into a Commercial Alliance Agreement with PCCU, pursuant to which the Company agreed to indemnify PCCU for claims associated with CRB activities including any loan default related losses for loans funded by PCCU. Deferred loan origination fees and costs represent the change in net deferred loan origination fees and costs. When included with a new loan origination, we receive an upfront loan origination fee in conjunction with new loans funded by our financial institution partners and incur costs associated with originating a specific loan. For accounting purposes, the cash received for loan origination fees and costs is initially deferred and recognized as interest income utilizing the interest method.

Conference Call Details:

The Company’s Chief Executive Officer, Sundie Seefried, and Chief Financial Officer, Jim Dennedy, will host a conference call and webcast at 4:30 pm ET / 1:30 pm PT on August 14, 2024, to discuss the Company’s financial results and provide investors with key business highlights.

For those interested in listening in to the conference call, please dial in and ask to join the Safe Harbor Financial call.

Date:	Wednesday, August 14, 2024
Time:	4:30 p.m. ET / 1:30 p.m. PT
Live webcast and replay:	https://edge.media-server.com/mmc/p/d2eee4n4
Participant Dial-In:	646-307-1963 or 800-715-9871 (Toll Free)
Passcode:	9502925

About Safe Harbor

Safe Harbor is among the first service providers to offer compliance, monitoring and validation services to financial institutions, providing traditional banking services to cannabis, hemp, CBD, and ancillary operators, making communities safer, driving growth in local economies, and fostering long-term partnerships. Safe Harbor, through its financial institution clients, implements high standards of accountability, transparency, monitoring, reporting and risk mitigation measures while meeting Bank Secrecy Act obligations in line with FinCEN guidance on cannabis-related businesses. Over the past eight years, Safe Harbor has facilitated more than $23 billion in deposit transactions for businesses with operations spanning over 41 states and US territories with regulated cannabis markets. For more information, visit www.shfinancial.org.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements’’ within the meaning of federal securities laws. Forward-looking statements may include, but are not limited to, statements with respect to trends in the cannabis industry, including proposed changes in U.S and state laws, rules, regulations and guidance relating to Safe Harbor’s services; Safe Harbor’s growth prospects and Safe Harbor’s market size; Safe Harbor’s projected financial and operational performance, including relative to its competitors and historical performance; new product and service offerings Safe Harbor may introduce in the future; the impact volatility in the capital markets, which may adversely affect the price of the Company’s securities; the outcome of any legal proceedings that may be instituted against Safe Harbor; other statements regarding Safe Harbor’s expectations, hopes, beliefs, intentions or strategies regarding the future; and the other risk factors discussed in Safe Harbor’s filings from time to time with the Securities and Exchange Commission. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject, are subject to risks and uncertainties. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond the control of Safe Harbor), and other assumptions, that may cause the actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

Contact Information

Safe Harbor Media

Nick Callaio, Marketing Manager

720.951.0619

Nick@SHFinancial.org

Safe Harbor Investor Relations

ir@SHFinancial.org

KCSA Strategic Communications

Phil Carlson

safeharbor@kcsa.com